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                                                                    EXHIBIT 23.1

23.1      Consent of S.B. Hoover and Company, L.L.P.

          We consent to the reference in this Form SB-2 to S.B. Hoover and Company, L.L.P. as experts in accounting and auditing and to the use in this Form SB-2 of our report dated January 29, 2001 on the statement of financial condition of the Bank of Powhatan, N.A. as of December 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the year then ended.


                                             /s/ S.B. Hoover & Company, L.L.P.

July 1, 2001
Harrisonburg, Virginia